SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

      [X]   Preliminary Proxy Statement
      [ ]   Definitive Proxy Statement
      [ ]   Definitive Additional Materials
      [ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 THINKPATH INC.
                                 --------------
                (Name of Registrant as specified in its charter)

      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

      [X]   No fee required

      [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

            (1) Title of each class of securities to which transaction applies:
            (2)   Aggregate number of securities to which transaction applies:
            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (A)
            (4)   Proposed maximum aggregate value of transaction:
            (5)   Total fee paid:

      [ ]   Fee paid previously with preliminary materials.

      [ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)   Amount Previously Paid:
            (2)   Form, Schedule or Registration Statement No.:
            (3)   Filing Party:
            (4)   Date Filed:

                                 THINKPATH INC.
                             201 WESTCREEK BOULEVARD
                        BRAMPTON, ONTARIO, CANADA L6T 5S6
                                  -------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 14, 2005

TO THE SHAREHOLDERS OF THINKPATH INC.:

      NOTICE IS HEREBY GIVEN, that the Annual Meeting (the "Meeting") of shareholders of Thinkpath Inc. (the "Company") will be held at 10:00 A.M. on January 14, 2005 at the Company's executive offices located at 201 Westcreek Boulevard, Brampton, Ontario, Canada, L6T 5S6, for the following purposes:

1.    To elect the Board of Directors of the Company for the ensuing year;

2. To ratify the appointment of Schwartz, Levitsky, Feldman, llp, as the Company's independent chartered accountants for the ensuing year;

3. To vote upon the proposal to approve certain compensation to Declan French, our chairman of the board of directors, chief executive officer and president;

4. To transact such other business as may properly come before the Meeting and any continuations and adjournments thereof.

      Shareholders of record at the close of business on December 10, 2004 are entitled to notice of and to vote at the Meeting.

      In order to ensure a quorum, it is important that the shareholders representing a majority of the total number of shares issued and outstanding and entitled to vote be present in person or represented by their proxies. Therefore, whether you expect to attend the Meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If a shareholder attends the Meeting and prefers to vote in person, such shareholder can revoke such shareholder's proxy.

      In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

By Order of the Board of Directors, December __, 2004


/s/ Declan A. French
Chairman of the Board of Directors

                                 THINKPATH INC.

                             201 WESTCREEK BOULEVARD
                        BRAMPTON, ONTARIO, CANADA L6T 5S6
                         -------------------------------
                           PRELIMINARY PROXY STATEMENT
                         -------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 14, 2005

      This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Thinkpath Inc. (the "Company") for use at the Annual Meeting (the "Meeting") of shareholders of the Company to be held on January 14, 2005 at 10:00 A.M. at the Company's executive offices located at 201 Westcreek Boulevard, Brampton, Ontario, Canada, L6T 5S6 and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date, or by attending the Meeting and voting. This statement, the accompanying Notice of Meeting and form of Proxy have been first sent to the shareholders on or about December __, 2004.

      In addition, please note that abstentions and broker non-votes are included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

      All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the shareholder's directions, and unless contrary directions are given, will be voted for the proposals described below.

      Please note that all references to dollar amounts in this Proxy, unless otherwise indicated, are to United States dollars.

                             OWNERSHIP OF SECURITIES

      Only shareholders of record at the close of business on December 10, 2004, the date fixed by the Board of Directors in accordance with the Company's By-Laws (the "Record Date"), are entitled to vote at the Meeting. As of the Record Date there were 11,334,558,179 issued and outstanding shares of the Company's common stock.

      Each outstanding share of common stock is entitled to one vote on all matters properly coming before the Meeting. A majority of the shares of the outstanding common stock is necessary to constitute a quorum for the Meeting.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of December 10, 2004, the names and beneficial ownership of the Company's common stock beneficially owned, directly or indirectly, by: (i) each person who is a director or executive officer of the Company; (ii) all directors and executive officers of the Company as a group; and (iii) all holders of 5% or more of the outstanding shares of the common stock of the Company:

Name and Address of                 Amount and Nature of          Percentage of
Beneficial Owner (1)            Beneficial Ownership (2)     Shares Outstanding

Declan A. French                           2,910,684 (3)                      *
Kelly Hankinson                              180,167 (4)                      *
Lloyd MacLean                                     --                          *
Arthur S. Marcus                              30,500 (5)                      *
Alpha Capital                            555,393,351 (6)                   4.9%
Bristol Investment Fund                  555,393,351 (7)                   4.9%
Tazbaz Holdings LImited                  555,393,351 (8)                   4.9%

All Directors and Officers as
a Group (6 persons) (3 - 7)                3,121,351                          *

* Less than 1%.

(1) Except as set forth above, the address of each individual is 201 Westcreek Boulevard, Brampton, Ontario, Canada, L6T 5S6

(2) Based upon information furnished to us by the directors and executive officers or obtained from our stock transfer books. We have been informed that these persons hold the sole voting and dispositive power with respect to the common stock except as noted herein. For purposes of computing "beneficial ownership" and the percentage of outstanding common stock held by each person or group of persons named above as of December 10, 2004 or, 11,334,558,179 shares, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 101,333 shares of common stock issuable upon the exercise of options granted to Declan A. French that are currently exercisable or exercisable within the next 60 days. Also includes 2,809,351 shares of common stock issued to Declan A. French pursuant to an amendment of his employment agreement dated January 27, 2003.

(4) Includes 1,333 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(5) Includes 27,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days. Excludes 347,902 shares of common stock issued in the name of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, our United States legal counsel, of which Mr. Marcus is a partner.

(6) Includes 555,393,351 shares of common stock issuable upon the exercise of warrants.

Pursuant to the warrant agreement, in no event shall the holder be permitted to exercise outstanding warrants to the extent that the number of shares of common stock owned by such holder will be equal to or exceed 4.9% of the number of shares of common stock then issued and outstanding. Does not include up to 1,134,249,506 of warrants that may be exercised upon 60 days prior notice or shares of common stock issuable upon the conversion of $422,500 principal amount convertible debentures.

(7) Includes 555,393,351 shares of common stock issuable upon the exercise of warrants. Pursuant to the warrant agreement, in no event shall the holder be permitted to exercise outstanding warrants to the extent that the number of shares of common stock owned by such holder will be equal to or exceed 4.9% of the number of shares of common stock then issued and outstanding. Does not include up to 3,610,429,097 of warrants that may be exercised upon 60 days prior notice or shares of common stock issuable upon the conversion of $886,100 principal amount convertible debentures.

(8) Includes 555,393,351 shares of common stock issuable upon the exercise of warrants. Pursuant to the warrant agreement, in no event shall the holder be permitted to exercise outstanding warrants to the extent that the number of shares of common stock owned by such holder will be equal to or exceed 4.9% of the number of shares of common stock then issued and outstanding. Does not include up to 2,414,249,506 of warrants that may be exercised upon 60 days prior notice or shares of common stock issuable upon the conversion of $280,000 principal amount convertible debentures.

-------------------------------------------------------------------------------------------------------------
                                                                                         Number of securities
                                  Number of securities to        Weighted-average         remaining available
                                  be issued upon exercise       exercise price of         for future issuance
                                  of outstanding options,      outstanding options,          under equity
                                    warrants and rights        warrants and rights        compensation plans
-------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders              659,500                      1.53                    20,450,992
-------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by security holders                   --                        --                            --
Total                                     659,500                      1.53                    20,450,992
-------------------------------------------------------------------------------------------------------------

                            DESCRIPTION OF SECURITIES

      The Company's total authorized capital stock currently consists of an unlimited number of shares of common stock, with no par value, and 1,000,000 shares of preferred stock, with no par value per share. The following descriptions contain all material terms and features of the Company's securities and are qualified in all respects by reference to the Company's Articles of Incorporation and Bylaws, each as amended.

COMMON STOCK

      The Company is currently authorized to issue an unlimited number of shares of common stock, no par value per share, of which as of December 10, 2004, 11,334,558,179 shares of common stock are outstanding, excluding the shares of common stock to be issued (i) upon conversion of the 12% Senior Secured and Original Issue Discount Convertible Debentures, and (ii) upon the exercise of all outstanding warrants and options. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the conversion of the outstanding shares of 12% Senior Secured Convertible Debenture, and the exercise of outstanding warrants and options, validly authorized and issued, fully paid, and non-assessable.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive ratably dividends as may be declared by the Company's Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of the common stock are entitled to share ratably in all assets remaining, if any, after payment of liabilities. Holders of common stock have no preemptive rights and have no rights to convert their shares of common stock into any other securities.

      Pursuant to the Business Corporation Act, Ontario, a shareholder of an Ontario Corporation has the right to have the corporation pay the shareholder the fair market value for his shares of the corporation in the event such shareholder dissents to certain actions taken by the corporation, such as amalgamation or the sale of all or substantially all of the assets of the corporation and such shareholder follows the procedures set forth in the Business Corporation Act, Ontario.

PREFERRED STOCK

      The Company's Articles of Incorporation authorize the issuance of up to 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, the Company's Board of Directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock.

SERIES A 8% CONVERTIBLE PREFERRED STOCK

      There were 17,500 shares of Series A 8% Convertible Preferred Stock authorized and issued, none of which remain outstanding.

SERIES B 8% CONVERTIBLE PREFERRED STOCK

      There were 1,500 shares of Series B 8% Convertible Preferred Stock authorized and issued, none of which remain outstanding.

SERIES C 7% CONVERTIBLE PREFERRED STOCK

      Pursuant to a share purchase agreement dated April 18, 2001, (the "Series C Preferred Stock Purchase Agreement") as amended on June 6, 2001, the Company issued 1,230 shares of Series C 7% Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"). Each share of Series C Preferred Stock has a stated value of $1,000 per share. The shares of Series C Preferred Stock are convertible into shares of the Company's common stock at the option of the holders, at any time after issuance until such shares of Series C Preferred Stock are mandatorily converted or redeemed by the Company, under certain conditions.

      As of December 10, 2004, there are no Series C Preferred Stock outstanding. All of the 1,230 shares of Series C preferred stock have been converted into an aggregate of 25,267,242 shares of common stock. As of December 10, 2004, all 723,436 warrants issued in connection with the purchase of the Series C Preferred Stock remain outstanding and none have been exercised.

12% SENIOR SECURED CONVERTIBLE DEBENTURE

      Pursuant to a share purchase agreement dated December 5, 2002, the Company entered into an agreement (the "12% Senior Secured Convertible Debenture Agreement"), with a syndicate of investors for debentures of up to $3,000,000. The first debenture of $800,000 was purchased together with 50,285,714 warrants on closing. The debenture will become due twelve months from the date of issuance. The investors will have the right to acquire up to $800,000 worth of the Company's common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount until December 5, 2009 at a purchase price of $.0175 per share. The Company is required to pay interest to the debenture holder on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock. On June 30, 2003 and July 22, 2003, 12,571,428 of these warrants were repriced from $.0175 to $.00137 per share. On October 14, 2003, 12,571,428 of these warrants were repriced from $.00137 to $.00075 per share. On June 18, 2004, 1,142,857 of these warrants were repriced from $.00075 to $.00025 per share.

      On December 18, 2002, the Company entered into a share purchase agreement with Tazbaz Holdings Limited for the issuance and sale by the Company of a $100,000 principal amount Convertible Debenture and 5,625,000 warrants to purchase shares of the Company's common stock. The debenture will become due twelve months from the date of issuance. Tazbaz Holdings Limited will have the right to acquire up to $100,000 worth of our common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount until December 18, 2009 at a purchase price of $.0175 per share. The Company is required to pay interest to Tazbaz Holdings Limited on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock. On April 7, 2004, all of these warrants were repriced from $.0175 to $.0004 per share.

      During the year ended December 31, 2003, the Company sold an additional $2,075,000 in convertible debentures along with 770,033,457 warrants. The debentures will become due twelve months from the date of issuance. The investors will have the right to acquire up to $2,075,000 worth of the Company's common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount for a period of seven years from closing at purchase prices ranging from $.0175 to $.00075 per share. The Company is required to pay interest to the debenture holder on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock. On April 7, 2004, 11,999,999 of these warrants were repriced from $.0175 to $.0004 per share. On June 18, 2004, 279,324,980 of these warrants were repriced from $.00075 to $.00025 per share.

      On January 8, 2004, the Company sold an additional $25,000 in convertible debentures along with 1,428,571 warrants pursuant to the share purchase agreement (the "12% Senior Secured Convertible Debenture Agreement") dated December 5, 2002. The debentures will become due twelve months from the date of issuance. The investors will have the right to acquire up to $25,000 worth of the Company's common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount for a period of seven years from closing at a purchase price of $.0175 per share. The Company is required to pay interest to the debenture holder on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock. On April 7, 2004 all of these warrants were repriced from $.0175 to $0.0004 per share

      On March 25, 2004, the Company entered into a new share purchase agreement with Bristol Investment Fund, Ltd. for the issuance and sale by the Company of debentures of up to $1,000,000. The first debenture of $350,000 was purchased together with 924,000,000 warrants on closing. The debenture will become due twelve months from the date of issuance. Bristol will have the right to acquire up to $350,000 worth of the Company's common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount until March 25, 2011 at a purchase price of $.000417 per share. The Company is required to pay interest to Bristol on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock. On June 18, 2004, all of these warrants were repriced from $.000417 to $.00025 per share.

      On March 29, 2004, the Company entered into a new share purchase agreement with Tazbaz Holdings Limited for the issuance and sale by the Company of a $100,000 principal amount Convertible Debenture and 250,000,000 warrants to purchase shares of the Company's common stock. The debenture will become due twelve months from the date of issuance. Tazbaz Holdings Limited will have the right to acquire up to $100,000 worth of the Company's common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount until March 29, 2011 at a purchase price of $.0004 per share. The Company is required to pay interest to Tazbaz Holdings Limited on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock.

      On May 20 and June 18, 2004, the Company sold an additional $400,000 in convertible debentures together with 1,682,352,942 warrants to Bristol Investment Fund, Ltd. pursuant to the March 25, 2004 share purchase agreement. The debentures will become due twelve months from the date of issuance. Bristol will have the right to acquire up to $400,000 worth of the Company's common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount for a period of seven years from closing at a purchase price of $.00025 per share. The Company is required to pay interest to Bristol on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock.

      On May 24, 2004 and June 18, 2004, the Company entered into new share purchase agreements with Tazbaz Holdings Limited for the issuance and sale by the Company of $300,000 principal amount Convertible Debentures and 1,157,142,857 warrants to purchase shares of the Company's common stock. The debentures will become due twelve months from the date of issuance. Tazbaz Holdings Limited will have the right to acquire up to $300,000 worth of the Company's common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount for a period of seven years from closing at a purchase price of $.00025 per share. The Company is required to pay interest to Tazbaz Holdings Limited on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock.

ORIGINAL ISSUE DISCOUNT CONVERTIBLE DEBENTURES

      On November 12, 2004, the Company sold an additional $875,000 in convertible debentures with original issue discount (OID) together with 4,750,000,000 warrants to a group of investors including Bristol Investment Fund Ltd., Alpha Capital and Tazbaz Holdings Inc. Pursuant to the Share Purchase Agreement, the debentures will become due twelve months from the date of issuance. The investors will have the right to acquire up to $875,000 (equal to 125% of the aggregate subscription amount of $700,000) worth of the Company's common stock at a price the lesser of $.0002 or 80% of the average of the three lowest intraday prices on three separate trading days during the twenty days trading period prior to conversion. The warrants are exercisable at any time and in any amount for a period of seven years from closing at a purchase price of $.0002 per share.

      As of December 10, 2004, if the outstanding debentures of $1,568,600 were to be converted and all common stock warrants held by the debenture holders were to be exercised we would be obligated to issue approximately 33,976,488,132 shares of our common stock.

COMMON STOCK PURCHASE WARRANTS

      There are outstanding warrants to purchase an aggregate of 9,057,417,698 shares of the Company's common stock as follows:

      On December 30, 1999, 475,000 warrants were issued in conjunction with the private placement of the Series A, preferred stock. They are exercisable at any time and in any amount until December 30, 2004 at a purchase price of $3.24 per share.

      On April 16, 2000, we issued 50,000 warrants in connection with a private placement of Series A stock and 300,000 warrants on the issue of Class B preferred shares. The warrants were issued with a strike price of $3.71 and expire April 16, 2005. On January 26, 2001, 100,000 of these warrants were repriced from $3.71 per share to $1.00 per share.

      In connection with the private placement of Series B preferred stock 225,000 warrants were issued. They are exercisable at a purchase price of $3.58.

      In 2000, in connection with the purchase of the investment in E-Wink 500,000 warrants were issued. They are exercisable at a purchase price of $3.25 and expire March 6, 2005.

      In 2000, in connection with the private placement of August 22, 2000, 560,627 warrants were issued. They are exercisable at a purchase price of $2.46 and expire August 22, 2005. On January 26, 2001, 280,693 of these warrants were repriced from $2.46 per share to $1.00 per share.

      On January 26, 2001, the Company issued warrants to purchase up to 250,000 shares of its common stock exercisable at any time and in any amount until January 26, 2006 at a purchase price of $1.50 per share. In February 2001, 150,000 of such warrants were exercised by KSH Investment Group, the placement agent in the Company's August 2000 private placement offering.

      Following verbal agreements in December 2000, on January 24, 2001, the Company signed an agreement with The Del Mar Consulting Group, a California corporation, to represent it in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals. The Company issued warrants to purchase 400,000 shares of common stock at $1.00 per share which expire January 24, 2005 and which are exercisable commencing August 1, 2001. In April 2001, the warrants were cancelled and 400,000 new warrants were issued which are exercisable at $0.55.

      During the year ended December 31, 2001, the Company issued 723,436 warrants to the Series C Preferred Stock investors of which 663,484 have a strike price of $0.54 and expire on April 18, 2005. The balance of 59,952 have a strike price of $0.63 and expire on June 8, 2005.

      On May 24, 2002, the Company entered into an agreement with Tazbaz Holdings Limited, pursuant to which Tazbaz securitized an overdraft position of the Company with Bank One in the amount of $650,000 until the Bank's repayment on December 5, 2002. Pursuant to this agreement the Company issued 10,000,000 warrants; 6,000,000 of which are exercisable at any time and in any amount until November 15, 2009 at a purchase price of $.08 per share, and 4,000,000 of which are exercisable at any time and in any amount until November 15, 2009 at a purchase price of $.04 per share.

      On October 1, 2002, the Company entered into consulting agreements with a group of seven consultants with expertise in restructuring, financing, legal and management services for one-year terms to assist the Company with its restructuring and refinancing efforts. In consideration for such services the Company issued 10,600,000 warrants which are exercisable at any time and in any amount until September 30, 2003 at a purchase price of $.025 per share. As of December 10, 2004, 9,980,000 of these warrants had been exercised with net proceeds of $249,500.

      On December 5, 2002, the Company issued 50,285,713 warrants to holders of the 12% Senior Secured Convertible Debentures which are exercisable at any time and in any amount until December 5, 2009 at a purchase price of $.0175 per share. On June 30, 2003 and July 22, 2003, 12,571,428 of these warrants were repriced from $.0175 to $.00137 per share. On October 14, 2003, 12,571,428 of these warrants were repriced from $.00137 to $.00075 per share. On June 18, 2004, 1,142,857 of these warrants were repriced from $.00075 to $.00025 per share. As of December 10, 2004, 22,857,142 of these warrants had been exercised with net proceeds of $17,142.86

      Pursuant to the December 18, 2002 convertible debenture, the Company issued 5,625,000 warrants to Tazbaz Holdings Limited, which are exercisable at any time and in any amount until December 18, 2009 also at a purchase price of $0.175 per share. On April 7, 2004, all of these warrants were repriced from $.0175 to $.0004 per share. As of December 10, 2004, all of these warrants had been exercised with net proceeds of $2,250.00

      During the year ended December 31, 2003, the Company issued 783,366,790 warrants to holders of the 12% Senior Secured Convertible Debentures which are exercisable at any time and in any amount for seven years from the date of closing at purchase prices ranging from $.0175 to $.00075 per share. On June 30, 2003, 45,714,286 of these warrants were repriced from $.0175 to $.00875 per share. On October 14, 2003, 314,576,307 of these warrants were repriced from $.00137 to $.00075 per share. On April 7, 2004, 11,999,999 of these warrants were repriced from $.0175 to $.0004 per share. On June 18, 2004, 279,324,980 of these warrants were repriced from $.00075 to $.00025 per share. As of December 10, 2004, 368,327,525 of these warrants had been exercised with net proceeds of $272,046.

      On January 8, 2004, the Company sold issued 1,428,571 warrants to holders of the 12% Senior Secured Convertible Debentures which are exercisable at any time and in any amount for seven years from the date of closing at a purchase price of $.0175 per share. On April 7, 2004 all of these warrants were repriced from $.0175 to $0.0004 per share. As of December 10, 2004, all of these warrants had been exercised with net proceeds of $571.43.

      On March 25, 2004, the Company issued 924,000,000 warrants to Bristol Investment Fund, Ltd. which are exercisable at any time and in any amount until March 25, 2011 at a purchase price of $.000417 per share. On June 18, 2004, all of these warrants were repriced from $.000417 to $.00025 per share.

      On March 25, 2004 the Company issued 250,000,000 warrants to Tazbaz Holdings Limited, which are exercisable at any time and in any amount until March 29, 2011 at a purchase price of $0.0004 per share.

      On May 20 and June 18, 2004, the Company issued 1,682,352,942 warrants to Bristol Investment Fund, Ltd. which are exercisable at any time and in any amount for a period of seven years from closing at a purchase price of $.00025 per share.

      On May 24, 2004, the Company issued 357,142,857 warrants to Tazbaz Holdings Limited which are exercisable at any time and in any amount for a period of seven years from closing at a purchase price of $.00028 per share. As of December 10, 2004, 100,000,000 of these warrants had been exercised with net proceeds of $28,000.00.

      On June 18, 2004, the Company issued 800,000,000 warrants to Tazbaz Holdings Limited which are exercisable at any time and in any amount for a period of seven years from closing at a purchase price of $.00025 per share.

      On November 12, 2004, the Company issued 4,687,500,000 warrants to holders of the Original Discount Convertible Debentures which are exercisable at any time and in any amount for seven years from the date of closing at a purchase price of $.0002 per share.

      Warrant-holders are not entitled, by virtue of being warrant-holders, to receive dividends, to vote at or receive notice of any meeting of shareholders or to exercise any other rights whatsoever as shareholders. In order to receive one share of the Company's common stock a warrant-holder must surrender one warrant, accompanied by payment of the aggregate exercise price of the warrants to be exercised, which payment may be made, at the warrant-holder's election, in cash or by delivery of a cashiers or certified check or any combination of the foregoing. Upon receipt of duly executed warrants and payment of the exercise price, the Company will issue and cause to be delivered to warrant-holders certificates representing the number of shares of common stock so purchased.

THIS PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTITIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH BELOW AND ELSEWHERE IN THIS PROXY STATEMENT.

                                   PROPOSAL 1

      TO ELECT THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ENSUING YEAR.

      Three directors are to be elected at the Meeting to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified. The election of directors requires the affirmative vote of at least the majority of shares of common stock present or represented at an annual meeting at which a quorum is present or represented. The By-Laws of the Company provide that the authorized number of directors shall be as set by the Board of Directors but shall not be less than one.

MANAGEMENT

NAME                   AGE    POSITION WITH THE COMPANY      POSITION HELD SINCE

Declan A. French       60     Chairman of the Board of       1994
                              Directors, Chief Executive
                              Officer and President

Arthur S. Marcus *     40     Director                       2000

Lloyd MacLean          51     Director                       2003

Patrick Power          44     Director Nominee               2004

* Mr. Marcus informed the Company on December 15, 2004 that he does not intend to stand for re-election to the Board of Directors.

      Set forth below is a biographical description of each of the Company's directors and director nominees based on information supplied by each of them:

      DECLAN A. FRENCH has served as the Company's Chairman of the Board of Directors, Chief Executive Officer and President since its inception in February 1994. Prior to founding Thinkpath, Mr. French was President and Chief Executive Officer of TEC Partners Ltd., an information technology recruiting firm in Toronto, Canada. Mr. French has a diploma in Psychology and Philosophy from the University of St. Thomas in Rome, Italy.

      ARTHUR S. MARCUS has served on the Company's Board of Directors since April 2000. Mr. Marcus is a partner at the New York law firm of Gersten, Savage, Kaplowitz, Wolf and Marcus, LLP, the Company's United States securities counsel. Mr. Marcus joined Gersten, Savage & Kaplowitz, LLP in 1991 and became a partner in 1996. Mr. Marcus specializes in the practice of United States Securities Law and has been involved in approximately 50 initial public offerings and numerous mergers and acquisitions. Mr. Marcus received a Juris Doctorate from Benjamin N. Cardozo School of Law in 1989.

      LLOYD MACLEAN has served on the Company's Board of Directors since February 14, 2003. Mr. MacLean served as the Company's Chief Financial Officer and a Director from September 1997 until May 2000, at which time he departed to pursue other business opportunities. Mr. MacLean is the sole officer and director of Globe Capital Corporation. From 1996 to 1997, Mr. MacLean was Vice-President and Chief Financial Officer of ING Direct Bank of Canada. From 1994 until 1996, he was Vice-President and Chief Financial Officer of North American Trust, Inc., where he also served as a Vice President from 1990 until 1994. Mr. MacLean has an MBA from Harvard University and is a member of the Canadian Institute of Chartered Accountants.

      PATRICK POWER, director nominee, is a General Manager at Netlan Technology Center. Mr. Power was the former Director of Business Development for Thinkpath Training LLC, a Microsoft partner for Learning Solutions in New York from 2001 until 2004. In 1997, Mr. Power opened the New York IT recruitment office of Thinkpath Inc. where he served as Business Development Manager from 1997 until 2001. In 2001, Mr. Power was transferred to Thinkpath's New York training division. In 2002 Thinkpath sold this division, to Thinkpath Training, LLC, a privately held independent company. Mr. Power has a National Diploma in Civil Engineering (NDEA) from The Waterford Institute of Technology in Ireland. Mr. Power is the nephew of Mr. French, our Chief Executive Officer.

COMMITTEES OF THE BOARD OF DIRECTORS

      In July 1998, the Company's Board of Directors formalized the creation of a Compensation Committee, which is currently comprised of Arthur S. Marcus, Lloyd MacLean and Patrick Power. The Compensation Committee has: (i) full power and authority to interpret the provisions of, and supervise the administration of, the Company's 1998 Stock Option Plan, 2000 Stock Option Plan, 2001 Stock Option Plan and 2002 Stock Option Plan, as well as any stock option plans adopted in the future; and (ii) the authority to review all compensation matters relating to the Company. The Compensation Committee has not yet formulated compensation policies for senior management and executive officers. However, it is anticipated that the Compensation Committee will develop a company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate the Company's employees. It is further anticipated that one of the aspects of the program will be to link an employee's compensation to his or her performance, and that the grant of stock options or other awards related to the price of the shares of our common stock will be used in order to make an employee's compensation consistent with shareholders' gains.

      It is expected that salaries will be set competitively relative to the information technology and engineering services and consulting industry and that individual experience and performance will be considered in setting such salaries.

      In July 1998, the Company's Board of Directors also formalized the creation of an Audit Committee, which currently consists of Lloyd MacLean and Patrick Power. The Audit Committee is charged with reviewing the following matters and advising and consulting with the Company's entire Board of Directors with respect thereto: (i) the preparation of the Company's annual financial statements in collaboration with the Company's chartered accountants; (ii) annual review of the Company's financial statements and annual reports; and
(iii) all contracts between the Company and the Company's officers, directors and other of the Company's affiliates. The Audit Committee, like most independent committees of public companies, does not have explicit authority to veto any actions of our entire Board of Directors relating to the foregoing or other matters; however, the Company's senior management, recognizing their own fiduciary duty to the Company and the Company's shareholders, is committed not to take any action contrary to the recommendation of the Audit Committee in any matter within the scope of its review.

      The Company has established an Executive committee, comprised of certain of the Company's executive officers and key employees, which allows for the exchange of information on industry trends and promotes "best practices" among the Company's business units. Currently, the Executive Committee consists of Declan A. French, Kelly Hankinson, and Robert Trick.

      During the year ended December 31, 2003, the Board of Directors met four times on the following dates: April 15, 2003, May 19, 2003, August 14, 2003 and November 10, 2003 at which all of the directors were present; and acted by written consent in lieu of a meeting four times on the following dates: January 24, 2003, January 31, 2003, February 14, 2003 and June 26, 2003. During the year ended December 31, 2003, the Compensation Committee met on January 31, 2003, the Audit Committee met on April 15, 2003 and the Executive Committee met monthly.

BOARD AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2003 with management and has received the written disclosures and the letter from Schwartz Levitsky Feldman llp, the Company's independent auditors, required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committee). The Audit Committee has also discussed with Schwartz Levitsky Feldman llp the Company's audited financial statements for the fiscal year ended December 31, 2003, including among other things the quality of the Company's accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by management in its financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, and the auditor's independence, as well as the other matters required by Statement on Auditing Standards No. 61 of the Auditing Standards Board of the American Institute of Certified Public Accountants.

Based on these discussions with Schwartz Levitsky Feldman llp and the results of the audit of the Company's financial statements, the Audit Committee members recommended unanimously to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The members of the Audit Committee are Lloyd MacLean and Patrick Power. Each of the above named Audit Committee members is an independent director as defined by Rule 4200 (a)(15) of the National Association of Securities Dealers, Inc.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's Board of Directors has a Compensation Committee comprised of Arthur S. Marcus, Lloyd MacLean and Patrick Power. Each of Lloyd MacLean and Patrick Power are independent pursuant to Rule 4200 (a)(15) of the National Association of Securities Dealers, Inc. Arthur Marcus is a partner in the Law Firm of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, the Company's outside U.S. securities counsel.

                            BOARD COMPENSATION REPORT

EXECUTIVE COMPENSATION POLICY

      Thinkpath's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve our business objectives and contribute to our long-term success. In order to meet these goals, Thinkpath's compensation policy for our executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, Thinkpath's compensation policy also contemplates performance-based cash bonuses. Thinkpath's compensation principles for the Chief Executive Officer are identical to those of Thinkpath's other executive officers.

      CASH COMPENSATION. In determining its recommendations for adjustments to officers' base salaries for Fiscal 2003, we focused primarily on the scope of each officer's responsibilities, each officer's contributions to Thinkpath's success in moving toward its long-term goals during the fiscal year, the accomplishment of goals set by the officer and approved by the Board for that year, our assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of our financial position. In certain situations, relating primarily to the completion of important transactions or developments, we may also pay cash bonuses, the amount of which will be determined based on the contribution of the officer and the benefit to Thinkpath of the transaction or development.

      EQUITY COMPENSATION. The grant of stock options to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options increases management's equity ownership in us with the goal of ensuring that the interests of management remain closely aligned with those of our stockholders. The Board believes that stock options in Thinkpath provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options also create an incentive for executive officers to remain with us for the long term.

CHIEF EXECUTIVE OFFICER COMPENSATION

      As indicated above, the factors and criteria upon which the compensation of Declan French, our Chief Executive Officer, is based are identical to the criteria used in evaluating the compensation packages of the other executive officers of Thinkpath. The Chief Executive Officer's individual contributions to Thinkpath include his leadership role in establishing and retaining a strong management team, developing and implementing our business plans and attracting investment capital to Thinkpath. In addition, we have reviewed compensation levels of chief executive officers at comparable companies within our industry.

Respectfully submitted:

By the Members of Thinkpath's Compensation Committee
Arthur Marcus, Lloyd MacLean and Patrick Power

INDEMNIFICATION OF OFFICERS AND DIRECTORS

      The Company's By-laws provide that the Company shall indemnify to the fullest extent permitted by Canadian law the Company's directors and officers (and former officers and directors). Such indemnification includes all costs and expenses and charges reasonably incurred in connection with the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been the Company's officer or director if such person was substantially successful on the merits in his or her defense of the action and he or she acted honestly and in good faith with a view to the Company's best interests, and if a criminal or administrative action that is enforced by a monetary penalty, such person had reasonable grounds to believe his or her conduct was lawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted, the Company's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses, incurred or paid by one of the Company's directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

EXECUTIVE COMPENSATION

      The following table sets forth certain information regarding compensation paid by the Company during each of the last three fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers who earned in excess of $100,000 during the year ended December 31, 2003:

SUMMARY COMPENSATION TABLE

Name and                                                   Restricted
Principal                           Annual                   Stock                          Other
Position                    Year    Salary       Bonus       Awards      Options/SARs    Compensation
--------                    ----    ------       -----       ------      ------------    -------------
Declan A. French            2003    150,000   100,000(1)       -0-            -0-              -0-
Chief Executive Officer     2002    150,000   100,000(2)       -0-            -0-              -0-
and Chairman of the Board   2001    150,000   100,000(2)       -0-            -0-              -0-

(1) This reflects a cash bonus of $100,000 accrued but not paid as at December 31, 2003 pursuant to Mr. French's employment agreement.

(2) This reflects the dollar value of 3,571,429 shares of common stock issued to Mr. French in lieu of cash bonuses for the fiscal year 2002 and 588,235 shares for the fiscal year 2001.

EMPLOYMENT AGREEMENTS

      The Company has entered into an employment agreement with Declan A. French whereby he will serve as Chairman of the Board, Chief Executive Officer and President for a period of two years commencing on November 28, 2001. Mr. French shall be paid a base salary of $150,000 and a bonus to be determined by the Company's EBITDA (earnings before interest, taxes, depreciation and amortization) as a percentage of annual gross revenue with a minimum guaranteed bonus of $100,000. The bonus will be paid in cash or shares at the Company's discretion. In January 2003, the Company issued an aggregate of 12,427,535 shares of its common stock to Mr. French for extinguishment of certain indebtedness of the company to Mr. French pursuant to the amendment to his employment agreement dated January 27, 2003. This included 3,571,429 shares as payment in full for the bonus due for the fiscal year ended 2002. In April 2002, the Company issued 588,235 shares of its common stock to Mr. French as payment in full for the bonus due for the fiscal year 2001. In February 2001, the Company issued 1,200,000 shares of its common stock as payment in full for the bonuses due to Mr. French for the fiscal years of 1999 and 2000 pursuant to the terms of his previous employment agreement. Mr. French continues to serve as Chairman, Chief Executive Officer and President.

      On March 1, 2001, the Company entered into an employment agreement with Kelly Hankinson whereby she will serve as Chief Financial Officer. Ms. Hankinson shall be paid an annual salary of $100,000. The employment agreement is for an indeterminate period of time. In 2003, Ms. Hankinson was paid approximately $75,000. In the event Ms. Hankinson is terminated for any reason, including but not limited to, the acquisition of Thinkpath, Ms. Hankinson shall be entitled to a severance payment equal to one year's salary.

      No other officer or director has an employment contract with the Company.

COMPENSATION OF DIRECTORS

      Effective August 28, 2002, each non-employee member of the Company's Board of Directors shall receive the following annual compensation in consideration for services rendered as a director: (i) 5 year option to purchase up to 50,000 shares of our common stock exercisable at a price equal to fair market value of our common stock as of the date of grant; (ii) a cash amount of $4,000 per annum, paid on a quarterly basis; and, (iii) reimbursement of reasonable and ordinary expenses in connection with such member's attendance at Board or committee meetings. To date, the Company has not made any such payments to its outside directors.

      Directors who receive a salary from the company shall not be entitled to receive any additional compensation for their services as a member of the Company's Board of Directors.

      Board of Directors and shareholders have adopted the 1998 Stock Option Plan, 2000 Stock Option Plan, 2001 Stock Option Plan, and 2002 Stock Option Plan, pursuant to which options have been or may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to the Company.

OPTIONS, WARRANTS OR RIGHTS

      No options were issued to any of the Company's officers or directors during 2002 and 2003.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In November 1998, the Company purchased certain assets of Southport Consulting, Inc. from Michael Carrazza, one of the Company's former directors, for an aggregate of $250,000.00 in cash and shares of the Company's common stock. In February 2001, Mr. Carrazza instituted an action against the Company in the Supreme Court of the State of New York alleging breach of contract and unjust enrichment and seeking at least $250,000 in damages. Specifically, Mr. Carrazza claimed that the Company failed to deliver cash or stock under an asset purchase agreement, and that he was entitled to recovery of his attorney's fees. The Company filed a counterclaim against Mr. Carrazza, seeking $162,000 in damages, plus punitive damages and attorneys' fees, on the ground that Mr. Carrazza, as then president and sole stockholder of Southport Consulting Co., fraudulently induced the Company into executing the asset purchase agreement by misrepresenting the value of the assets being purchased. After the commencement of discovery, Mr. Carrazza filed a motion for summary judgment, which was granted in his favor in the sum of $264,602. On October 21, 2002, the Company entered into a settlement agreement with Michael Carrazza, in the sum of $330,000 to be paid $50,000 on October 31, 2002 and $17,500 per month thereafter until paid in full, bearing interest at 9% per annum. This liability was paid in full as of April 28th, 2004.

      In September 1999, the Company completed the acquisition of all the issued and outstanding capital stock of Cad Cam, Inc. for $2,000,000 in cash, $2,500,000 pursuant to a promissory note and the issuance of $1,500,000 worth of shares of the Company's common stock to Roger W. Walters, Cad Cam, Inc.'s former president. As part of the transaction, Mr. Walters was elected to serve on the Company's Board of Directors. The share purchase agreement was executed on January 1, 1999 and the transaction was effective as of September 16, 1999. Mr. Rogers was not affiliated with the Company prior to the acquisition.

      On January 1, 2000, the share purchase agreement by and among the Company, Cad Cam, Inc., and Roger W. Walters was amended. Pursuant to the amendment, the parties agreed that $1,000,000 of the $2,000,000 cash payment to be made to Mr. Walters was to be paid in 4 equal quarterly payments of $250,000 commencing on January 1, 2000. In consideration for accepting the cash payment in installments, the Company issued Mr. Walters options to purchase an aggregate of 100,000 shares of common stock at an exercise prices ranging from $2.12 to $3.25 per share, which options expired on December 31, 2000. On March 14, 2001, the Company repriced such options belonging to Roger W. Walters to an exercise price of $1.00 per share in consideration of debt forgiveness of $75,000 and restructuring of debt totaling $250,000 on the notes payable to Mr. Walters in connection with the Company's purchase of Cad Cam, Inc. In addition, the term of such option was extended to April 4, 2004.

      In September 2001, the note payable to Rogers Walters was further amended whereby the principal was reduced from $1,200,000 to $750,000 in consideration of capital stock of $450,000 or 1,756,655 shares. In addition, all principal payments were postponed until January 1, 2003, at which time, the Company was to pay $12,500 per month plus interest at 4.5% until December 31, 2006. The balance of $150,000 was to be due on December 31, 2006.

      On August 1, 2002, the Company further restructured its note payable to Roger Walters, reducing the principal from $675,000 to $240,000 in consideration of the issuance of 1,000,000 shares of its common stock. The company agreed to issue and register the shares upon obtaining shareholder approval of an amendment to its Articles of Incorporation increasing its authorized capital stock. Principal payments of $4,000 were to be made monthly beginning September 1, 2002 until August 1, 2007. This loan is non-interest bearing.

      In addition, the Company agreed to price protection on the 1,756,655 shares that were issued to Mr. Walters in January 2002. In the event that the bid price is less than $.27 per share when Mr. Walters seeks to sell his shares in an open market transaction, the Company will be obligated to issue additional shares of unregistered common stock with a value equal to the difference between $.27 per share and the closing bid price to a floor of $.14 per share. Pursuant to this agreement, the Company issued Mr. Walters 1,631,185 shares of our common stock in December 2002.

      The price of the shares at the time of conversion of Mr. Walter's debt on August 1, 2002 was 0.0942, representing approximately $340,800 in debt forgiveness. In accordance with FAS 15, the gain was measured by the excess of the carrying amount of the note payable settled less accrued interest, finance charges or other debt obligations. On December 5, 2002, the shares were issued to Roger Walters and the Company debited liabilities payable in capital stock and credited capital stock in the amount of $247,858 and debt forgiveness in the amount of $187,142.

      On November 12, 2004, the Company reached a settlement with Roger Walters with respect to the note payable to Walters by the Company in the amount of $224,000 plus accrued interest. In consideration of a monetary payment by the Company of $33,600 and execution of a Full and Final Release, Walters released the Company of all rights and debt held by him and forgave the balance of the note payable and accrued interest of approximately $237,400.

      On April 1, 2000, the Company completed the acquisition of all of the issued and outstanding capital stock of Micro Tech Professionals, Inc., a Massachusetts corporation in consideration of up to an aggregate of $4,500,000 in a combination of cash, notes payable and shares of our common stock, subject to specific performance criteria be met. On April 25, 2000, the Company paid to Denise Dunne-Fushi, the sole shareholder of Micro Tech Professionals, Inc., $2,500,000 of the aggregate of $4,500,000, which was paid in accordance with the following schedule: (i) $1,250,000 in cash; (ii) the issuance of a $750,000 principal amount unsecured promissory note; and (iii) the issuance of 133,333 shares of the Company's common stock. As part of the transaction, the Company entered into an employment agreement with Mrs. Dunne-Fushi, the former President of Micro Tech Professionals, Inc. Such employment agreement was for a term of one year commencing on April 25, 2000, the effective date of the acquisition, with an annual salary of $125,000 per year and a bonus of $25,000. Mrs. Dunne-Fushi was not affiliated with the Company prior to the acquisition.

      On August 1, 2002, the Company restructured its note payable to Denise Dunne-Fushi, reducing the principal from $1,740,536 to $600,000 in consideration of the issuance of 4,000,000 shares of its common stock. In addition a prior debt conversion of $225,000 that was to be paid in capital was forgiven. The Company agreed to issue and register the shares upon obtaining shareholder approval of an amendment to our Articles of Incorporation increasing its authorized capital stock. Principal payments of $10,000 per month were to begin November 1, 2002 bearing 5% interest until October 2, 2007. In addition, the Company agreed to cover the monthly expense associated with Ms. Dunne-Fushi's family health benefits and vehicle lease for a period of four years.

      The price of the shares at the time of conversion was 0.0942, representing approximately $763,763 in debt forgiveness. In accordance with FAS 15, the gain was measured by the excess of the carrying amount of the note payable settled less accrued interest, benefits and car lease payments as per the settlement agreement. On December 5, 2002, the shares were issued to Denise Dunne and the Company debited liabilities payable in capital stock and credited capital stock in the amount of $475,787 and debt forgiveness in the amount of $889,749.

      On November 12, 2004, the Company reached a settlement with Denise Dunne-Fushi with respect to the note payable to Dunne-Fushi by the Company in the amount of $629,491. In consideration of a monetary payment by the Company of $202,000 and execution of a Full and Final Release, Dunne-Fushi released the Company of all rights and debt held by her and forgave the balance of the note payable of approximately $427,491.

      During the fiscal year ended December 31, 2003, the Company paid to Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, the Company's United States legal counsel, approximately $96,000 for legal services rendered. Arthur S. Marcus, one of the Company's directors, is a partner of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP.

      On November 1, 2002, the Company entered into a series of agreements with Thinkpath Training LLC, a New York company, for the sale of certain assets of its New York training division for a nominal amount of cash and the assumption of all prepaid training liabilities. As part of the transaction, Thinkpath Training LLC assumed the New York training staff, some assets and is subletting the classroom facilities. The owner of Thinkpath Training LLC, is the daughter of Declan French, the Company's Chief Executive

Officer and President. At December 31, 2003, there were no balances owing to or from the Company by Thinkpath Training LLC.

      All future transactions between the Company and the Company's officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties. In the event that the Company's enters into future affiliated transactions, they will be approved by the Company's independent directors who do not have an interest in the transactions and who have access, at the Company's expense, to the Company's counsel or independent legal counsel.

                            SHAREHOLDER VOTE REQUIRED

The election of the directors will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NAMED
DIRECTORS.

                                 PROPOSAL NO. 2

    RATIFICATION OF APPOINTMENT OF SCHWARTZ LEVITSKY FELDMAN, LLP, CHARTERED
     ACCOUNTANTS AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      Subject to ratification by the shareholders, the Board of Directors appointed Schwartz Levitsky Feldman LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2004.

      The following summarizes the fees paid to Schwartz Levitsky Feldman, LLP for the years ended December 31, 2003, 2002 and 2001:

                        2003               2002               2001
      -------------------------------------------------------------
      AUDIT            $45,000           $100,000           $90,000
      -------------------------------------------------------------
      TAX               $5,000            $10,000           $10,000
      -------------------------------------------------------------
      ALL OTHER        $15,000            $22,000           $15,500
      -------------------------------------------------------------
      TOTAL FEES       $65,000           $132,000          $115,500
      -------------------------------------------------------------

      Schwartz Levitsky Feldman, LLP were engaged as our independent auditors in 1999. In connection with the audit of our annual financial statements for the fiscal years ended December 31, 2003, 2002 and 2001, we paid Schwartz Levitsky Feldman, LLP, $45,000 $100,000 and $90,000.

      Tax fees are primarily attributable to various corporate tax planning activities and preparation of our tax returns for which we were billed by Schwartz Levitsky Feldman, LLP, $5,000, $10,000 and $10,000 for the fiscal years ended December 31, 2003, 2002 and 2001.

      All other fees are attributable to consultations on accounting standards and other miscellaneous services for which we were billed by Schwartz Levitsky Feldman, LLP, $15,000 $22,000 and $15,500 for the fiscal years ended December 31, 2003, 2002 and 2001.

      The Audit Committee has considered whether provision of the services described above under "Tax" and "All Other" by Schwartz Levitsky Feldman, LLP, are compatible with maintaining that firm's independence.

      From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent auditors, the Audit Committee has pre-approved all audit and permissible non-audit services by Schwartz Levitsky Feldman, LLP.

      A representative of Schwartz Levitsky Feldman is expected to be present at the Annual Meeting and will have the opportunity to make a statement, and will be available to respond to appropriate questions from shareholders.

                            STOCKHOLDER VOTE REQUIRED

      Ratification of the appointment of Schwartz Levitsky Feldman as independent certified public accountants requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF SCHWARTZ LEVITSKY FELDMAN, LLP, CHARTERED ACCOUNTANTS AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                 PROPOSAL NO. 3

TO VOTE UPON THE PROPOSAL TO APPROVE CERTAIN COMPENSATION PAYABLE TO DECLAN FRENCH, OUR CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT.

      Declan French was formerly a principal shareholder of the Company, but has seen his share holding reduced to a number that he believes provides him insufficient motivation to promote the Company's business. Accordingly, the Compensation Committee considered the matter and determined that the past performance rendered by Mr. French to the Company, consisting of:

      His personal guarantee on a currently outstanding loan of the Company to
W. Terry Lyons for approximately $220,000;

      His prior personal guarantees on now extinguished debt of the Company;

      His personal indemnification provided to Denise Dunne-Fushi effective in the event the Company were to file for bankruptcy protection and the money paid to her in settlement of her claim against the Company were to be deemed the property of the Company's shareholders by a court of competent jurisdiction, in which case Mr. French agreed to indemnify up to $200,000 of such claims;

      His acceptance of shares of our common stock in lieu of cash for his annual bonus in 2000, 2001 and 2002; and

      His acceptance of shares of our common stock in lieu of cash for repayment of a loan payable to him in 2002 of $100,000, amounted to a present value in excess of the compensation proposed for shareholder approval hereby and that in view of such past performance and the Company's continuing interest in having Mr. French serve as its chairman of the Board of Directors, chief executive officer and president, that it was in the Company's best interest to award him an additional one hundred thousand dollars ($100,000), payable in shares of the Company's common stock based on the closing market price of such shares on December 10, 2004, the Record Date set in connection with this Meeting. The closing market price on such date was $0.0002, which would result in the issuance to Mr. French of 500,000,000 shares of our common stock. In the event that such number of shares were issued to Mr. French, he would be the beneficial owner of 502,910,684shares of our common stock, or approximately 4.25% shares of our common stock.

      The Compensation Committee has adopted a resolution unanimously approving the issuance of the 500,000,000 shares to Mr. French, and the board has agreed to submit such proposal for the consideration of the shareholders without taking a position on the merits of the proposal. The Compensation Committee expressly conditioned its favorable recommendation on the receipt by the Company of the affirmative vote of shareholders holding a 2/3 majority of the shares of our common stock present in person or by proxy at the meeting, excluding the shares held by Mr. French or any other member of the board.

                            SHAREHOLDER VOTE REQUIRED

      The ratification of the proposal to pay the additional compensation to Mr. French will require the affirmative vote of 2/3 of the shares of common stock in person or represented by proxy at the Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE PROPOSAL TO PAY THE ADDITIONAL COMPENSATION TO MR. FRENCH.

                             SECTION 16(A) REPORTING

      Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding 10% or more of the Company's common stock must report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established. During the year ended December 31, 2004, the Company believes all reports required to be filed under Section 16(a) were filed on a timely basis.

                                  OTHER MATTERS

      The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting, which will be presented for consideration at the Meeting. However, it is possible that certain proposals may be raised at the Meeting by one or more shareholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy with his or her or its best judgement.

                             SOLICITATION OF PROXIES

      The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                              SHAREHOLDER PROPOSALS

      In order to be included in the proxy materials for the Company's next Annual Meeting of shareholders, shareholder proposals must be received by the Company on or before October 31, 2005.

                                    FORM 10-K

      A copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission is available to shareholders free of charge by writing to:

                               Thinkpath Inc.
                               201 Westcreek Boulevard
                               Brampton, Ontario
                               Canada, L6T 5S6
                               Attention: Corporate Secretary

                              FINANCIAL STATEMENTS

      The Company's audited consolidated financial statements for the fiscal year ended December 31, 2003 and the related Management's Discussion and Analysis of Financial Condition and Results of Operations are included in the Company's Form 10-K and are incorporated by herein by reference.

         By order of the Board of Directors, December __, 2004


         /s/ Declan A. French
         Chairman of the Board of Directors